POPULAR, INC. AND E-LOAN, INC. ANNOUNCE APPROVAL OF MERGER AGREEMENT BY
                             E-LOAN'S STOCKHOLDERS

PLEASANTON, Calif., October 14, 2005-- Popular, Inc. ("Popular") (Nasdaq: BPOP), the leading financial institution in Puerto Rico, and E-LOAN, Inc. ("E-LOAN") (Nasdaq: EELN), an online consumer direct lender, today announced that the Agreement and Plan of Merger dated as of August 2, 2005 between Popular and E-LOAN was adopted by E-LOAN's stockholders at a Special Meeting held on October 14, 2005. The transactions contemplated by that agreement remain subject to the satisfaction of other customary closing conditions contained in the agreement, including the receipt of all regulatory approvals.

ABOUT POPULAR, INC.

Popular is a full service financial services provider with operations in Puerto Rico, the United States, the Caribbean and Latin America. As the leading financial institution in Puerto Rico with over 280 branches and offices, Popular offers retail and commercial banking services through its banking subsidiary, Banco Popular de Puerto Rico, as well as investment banking, auto and equipment leasing and financing, mortgage loans, consumer lending, insurance and information processing through specialized subsidiaries. In the United States, Popular has established the largest Hispanic-owned financial services franchise, providing complete financial solutions to all the communities it serves. Banco Popular North America operates over 135 branches in California, Texas, Illinois, New York, New Jersey and Florida. Popular's finance subsidiary in the United States, Popular Financial Holdings, Inc., operates nearly 200 retail lending locations offering mortgage and personal loans, and also maintains a substantial wholesale broker network, a warehouse lending division, loan servicing, and an asset acquisitions unit. Popular continues to use its expertise in technology and electronic banking as a competitive advantage in its Caribbean and Latin America expansion, through its financial transaction processing company, EVERTEC. Popular is exporting its 111 years of experience through the region while continuing its commitment to meet the needs of retail and business clients through innovation, and to fostering growth in the communities it serves. Popular is ranked among FORTUNE magazine's 2005 100 Best Companies to Work For.

An electronic version of this release can be found at Popular's website, www.popularinc.com.

ABOUT E-LOAN

E-LOAN(R) is an online consumer direct lender dedicated to providing borrowers with a simple, easy and open way to obtain mortgage, auto and home equity loans. Since its launch in 1997, E-LOAN has drawn upon its pro consumer values to improve the lending experience in revolutionary ways. By eliminating the traditional incentive structure to charge consumers higher rates, giving consumers free access to credit scores and eliminating lender fees, E-LOAN is providing a uniquely open, fair and honest loan process. Protecting consumers' financial privacy is also a paramount concern, prompting E-LOAN to implement industry leading privacy practices and advocate strong consumer financial privacy protection laws. Consumers have recognized E-LOAN's trustworthiness and respect for customers. An independent study conducted by TRUSTe and The Ponemon Institute ranked E-LOAN as one of the top 20 most trusted companies for privacy in America. E-LOAN was the highest ranked online financial services company to make the top 20. In another independent study by The Customer Respect Group, E-LOAN received the overall highest rating in the Online Customer Respect Study of North America's largest financial services firms.

This press release may contain forward-looking statements with respect to the financial condition, results of operation and businesses of Popular and E- LOAN within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements that relate to future financial performance and condition, and pending mergers. These forward-looking statements, involve certain risks and uncertainties, many of which are beyond Popular and E-LOAN's control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others: (1) the success of Popular at integrating E-LOAN into its organization; (2) the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer to realize than expected; (3) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (4) operating costs and business disruption, including difficulties in maintaining relationships with employees, customers or suppliers, may be greater than expected following the transaction;(5) deterioration in general economic conditions, internationally, nationally or in any particular State; (6) increased competitive pressure among financial services companies; (7) legislative or regulatory changes, or the adoption of new regulations,
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adversely affecting the businesses in which Popular and/or E- LOAN engage; (8)
the impact of terrorist acts or military actions; (9) the impact of earthquakes, hurricanes or other natural disasters; and (10) other risks detailed in reports filed by each of Popular and E-LOAN with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and Popular and E-LOAN disclaim any duty to update any forward-looking statements after the date that such statement is made.



                              For more information:

             Teruca Rullan                           Tiffany Fox
         Senior Vice President                  Communications Director
       Corporate Communications               Corporate Communications
            Popular, Inc.                           E-LOAN, Inc.
         trullan@bppr.com                       tiffanyf@eloan.com
          1-917-679-3596                          1-925-847-6314